PLAN OF MERGER FOR
                       AGTSPORTS, INC. AND AGTSPORTS, INC.

     THIS PLAN OF MERGER ("Plan") is entered into on August 29, 2003 by AGTSports, Inc. ("Acquired Corporation"), a corporation incorporated under the laws of Colorado and AGTSports, Inc. ("Surviving Corporation"), a corporation incorporated under the laws of Nevada.

                                    ARTICLE 1
                                 PLAN OF MERGER

ADOPTION OF PLAN

     1.01. A plan of merger of Acquired Corporation and Surviving Corporation under the provisions of Article 7-111-104 of the Colorado Corporations and Associations Statute, Nevada Revised Statutes Section NRS 92A.110 and Section 368(a)(1)(A) of the Internal Revenue Code is adopted as follows:

     (a) On the effective date of the merger as set forth in Article 1.02 of the Plan of Merger, Acquired Corporation will be merged into Surviving Corporation, to do business and be governed by the laws of Nevada.

     (b)  Surviving  Corporation's  name  will  be:  AGTSports,  Inc.

     (c) When this Plan becomes effective, the existence of Acquired Corporation as a distinct entity will cease. At that time, Surviving Corporation will succeed to all the rights, title, and interests to all property owned by Acquired Corporation, without reversion or impairment, without any further act, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances on the property. Surviving Corporation also will be subject to all the debts and obligations of Acquired Corporation as the primary obligor, except as otherwise provided by law or contract, and only
Surviving  Corporation  will  be  liable  for  the  debt  or  obligation.

     (d) Surviving Corporation will carry on business with the assets of the parties to the merger, as these corporations existed immediately prior to the merger.

     (e) The shareholders of Acquired Corporation will surrender all of their shares or other securities in the manner set forth in this Plan.

     (f) In exchange for the shares of Acquired Corporation surrendered by its shareholders, Surviving Corporation will issue and transfer to those shareholders, on the basis set forth in this Plan, shares of its common stock or other securities.

     (g) Prior to the Plan, Surviving Corporation is a wholly owned subsidiary of Acquired Corporation.

EFFECTIVE  DATE

     1.02. The effective date of the merger ("Effective Date"), will be the date when a certificate of merger is issued by the secretary of state of Nevada.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

ACQUIRED CORPORATION

     2.01. As a material inducement to Surviving Corporation to execute this Plan and perform its obligations under this Plan, Acquired Corporation represents and warrants to Surviving Corporation as follows:

     (a) Acquired Corporation is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, with corporate power and authority to own, lease, and operate property and carry on its business as it is now being conducted. A copy of the certificate of incorporation and the bylaws of Acquired Corporation, including all amendments, effective as of the date of this Plan, have been delivered to Surviving Corporation, and are complete and correct.

     (b) Acquired Corporation has an authorized capitalization of 55,000,000 shares, consisting on the date of this Plan of 50,000,000 shares of common stock, $.001 par value per share, of which 49,848,919 shares are validly issued, outstanding, and fully paid, and 5,000,000 shares of preferred stock, $.001 par value per share, of which 1,998,395 shares have been issued.

     (c) Acquired Corporation has furnished Surviving Corporation with Acquired Corporation's audited balance sheet as of September 30, 2002 and the related audited statement of income for the year ended September 30, 2002 as well as the unaudited financial statements for the three and six months ending March 31, 2003. The financial statements referred to in this subparagraph (c):

          (i) Are in accordance with the books and records of Acquired Corporation;

          (ii) Fairly represent the financial condition of the Acquired Corporation as of the described dates and the results of its operations as of and for the periods specified; and

          (iii) Contain and reflect, (A) reserves for all liabilities, and costs in excess of expected receipts and (B) all discounts and refunds in respect of service and products already rendered or sold that are reasonably anticipated and based on events or circumstances in existence or likely to occur in the future with respect to any of Acquired Corporation's contracts or commitments.

          (iv) Specifically, but not by way of limitation, the Balance Sheet all of the debts, liabilities, and obligations of any nature, whether absolute, accrued, or contingent, of Acquired Corporation at the Balance Sheet Date, including appropriate reserves for all taxes due at such date but not yet payable.

     (d)  All  required  federal,  state,  and  local  tax  returns  of Acquired
Corporation have been accurately prepared and timely filed, and Acquired Corporation has paid all federal, state, and local taxes required to be paid with respect to the periods covered by such returns. Acquired Corporation has not been delinquent in the payment of any tax, assessment, or governmental charge. Acquired Corporation has never had any tax deficiency proposed or assessed against it. Neither the federal income tax returns nor state franchise tax returns of the Acquired Corporation have ever been audited by governmental authorities.

     (e)  Acquired  Corporation  has  the  following  securities  outstanding:
49,848,919 shares of common stock and 1,998,395 shares of convertible preferred stock, of which 1,498,395 Series 2000A shares can be converted to common stock. 500,000 shares of Series 2003A preferred stock are not convertible.

     (f) Since the Balance Sheet Date, there has not been any material adverse change in the financial condition, business, and assets or other properties of the Acquired Corporation that alters or impairs its ability to conduct its business, including labor difficulties, market conditions, or any other event of any character.

     (g) To its knowledge, no actions, suits, or other legal proceedings are pending or threatened against Acquired Corporation before or by any federal, state, or municipal court, department, board, bureau, or agency.

SURVIVING  CORPORATION

     2.02. As a material inducement to Acquired Corporation to execute and perform its obligations under this plan, Surviving Corporation represents and warrants to Acquired Corporation as follows:

     (a) Surviving Corporation is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, with corporate power and authority to own property and carry on its business as it is now being conducted.

     (b) Surviving Corporation has an authorized capitalization on the date of this Plan of 55,000,000 shares, consisting on the date of this Plan of 50,000,000 shares of common stock, $.001 par value per share, of which one share is validly issued, outstanding, and fully paid, and 5,000,000 shares of preferred stock, $.001 par value per share, of which no shares have been issued.

     As of the date of this Plan, one share of the common stock is validly issued and outstanding, fully paid, and nonassessable.

SECURITIES  LAW

     2.03. The parties to the merger warrant to arrange mutually for and manage all necessary procedures under the requirements of federal, Nevada and Colorado securities laws and the related supervisory commissions to ensure that this Plan is properly processed to comply with all federal and state registration requirements, or to take full advantage of any lawful and applicable exemptions from registration.

                                    ARTICLE 3
            TERMS, CONDITIONS, AND PROCEDURES PRIOR TO EFFECTIVE DATE

NO  SUBMISSION  TO  SHAREHOLDERS  AND  FILING

     3.01. This Plan was approved by the majority shareholders of the Acquired Corporation, and no shareholder approval was required by the Surviving Corporation.

CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF  ACQUIRED  CORPORATION

     3.02. Except as expressly waived in writing by Acquired Corporation, all of the obligations of Acquired Corporation are subject to Surviving Corporation's satisfaction of each of the following conditions on or before the Effective Date:

     (a) The representations and warranties made by Surviving Corporation to Acquired Corporation in Article 2 of this Plan will be deemed to have been repeated on the Effective Date and will on that date be true and correct in all material respects. If Surviving Corporation discovers any material error, misstatement, or omission in those representations and warranties on or before the Effective Date, it must report that discovery immediately to Acquired Corporation and must either correct the error, misstatement, or omission or obtain a written waiver from Acquired Corporation.

     (b) Surviving Corporation must have performed and complied with all applicable covenants and conditions required by this Plan on or before the Effective Date.

     (c) Surviving Corporation must have performed and complied with all applicable agreements and conditions in this Plan prior to or on the Effective Date.

     (d) No action or proceeding by any governmental body or agency must have been threatened, asserted, or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Plan.

     (f) All corporate and other proceedings and actions taken in connection with the transactions contemplated and all certificates, opinions, agreements, instruments, and documents must be satisfactory in form and substance to counsel for the Acquired Corporation.

CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF  SURVIVING  CORPORATION

     3.03. Except as waived in writing by Surviving Corporation, all of the obligations of Surviving Corporation under this Plan are subject to fulfillment of each of the following conditions on or before the Effective Date,:

     (a) The representations and warranties of Acquired Corporation in this Plan and in any document delivered under this Plan are deemed to have been repeated in full on the Effective Date and must on that date be true and correct in all material respects. If Acquired Corporation discovers any material error, misstatement, or omission in those representations and warranties on or before the Effective Date, it must report that discovery immediately to Surviving Corporation and must either correct the error, misstatement, or omission or obtain a written waiver from Surviving Corporation.

     (b) Acquired Corporation must have performed and complied with all applicable covenants and conditions in this Plan on or before the Effective Date.

     (c) No action or proceeding by any governmental body or agency will have been threatened, asserted, or instituted to restrain or prohibit the completion of the transactions contemplated by this Plan.

INTERIM  CONDUCT  OF  BUSINESS;  LIMITATIONS

     3.04. (a) Except as limited by this paragraph 3.04, pending consummation of the merger, each of the parties to the merger will carry on its business in substantially the same manner as prior to the date of this Plan and will use its best efforts to maintain its business organization intact, to retain its present employees, and to maintain its good will in relationships with suppliers and others transacting business with the entity.

     (b) Except with the prior consent in writing of Surviving Corporation, pending consummation of the merger, Acquired Corporation will not enter into any transaction other than those involved in carrying on its ordinary course of business.

EXPENSES

     3.05. (a) If the merger set forth in this Plan is consummated, Surviving Corporation will pay all costs and expenses of the merger.

     (b) If the merger set forth in this Plan is not consummated, each party to this Plan will pay its own costs and expenses incident to the contemplated merger.

                                    ARTICLE 4
                      MANNER AND BASIS OF CONVERTING SHARES

MANNER  OF  CONVERTING  SHARES

     4.01. The holders of shares of Acquired Corporation may surrender their securities voluntarily to the Company's transfer agent, Corporate Stock Transfer, Inc. promptly after the Effective Date, in exchange for securities of Surviving Corporation to which they are entitled under this Article 4.

BASIS  OF  CONVERTING  SHARES

     4.02. (a) The shareholders of Acquired Corporation will be entitled to receive one (1) share of common stock of Surviving Corporation, each of $.001 par value, to be distributed on the basis of one (1) share for each share of common stock of Acquired Corporation, and Series 2000A preferred shareholders shall receive one (1) share of preferred stock of Surviving Corporation, each of $.001 par value to be distributed on the basis of one (1) share of preferred stock for each share of Series 2000A preferred stock of Acquired Corporation and Series 2003A preferred shareholders shall receive one (1) share of preferred stock for each share of Series 2003A preferred of Acquired Corporation.

CAPITAL  STRUCTURE  OF  SURVIVING  CORPORATION

     4.03. (a) There is currently one outstanding share of common stock of Surviving Corporation.

     (b) After the Effective Date, Surviving Corporation will have a total of 55,000,000 shares of authorized stock, which are divided into 50,000,000 shares of common stock which are of a par value of $.001 per share and 5,000,000 shares of preferred stock which are of a par value of $.001 per share. After the Effective Date, Surviving Corporation will have 49,848,920 shares of common stock issued and outstanding and 1,998,395 shares of preferred stock issued and outstanding.

                                    ARTICLE 5
                             DIRECTORS AND OFFICERS

DIRECTORS  AND  OFFICERS  OF  SURVIVING  CORPORATION

     5.01. The present board of directors of Acquired Corporation will serve as the board of directors of Surviving Corporation until the next annual meeting or until their successors have been elected and qualified.

     5.02. All persons who on the Effective Date are executive or administrative officers of Acquired Corporation will become officers of Surviving Corporation until its board of directors determines otherwise. Surviving Corporation's board of directors may elect or appoint additional officers as it deems necessary.

                                    ARTICLE 6
                      ARTICLES OF INCORPORATION AND BYLAWS

ARTICLES  OF  INCORPORATION  OF  SURVIVING  CORPORATION

     6.01. (a) Article Four of Surviving Corporation's articles of incorporation, is amended to read as follows: The aggregate number of shares which the corporation shall have the authority to issue is Fifty-Five Million (55,000,000), of which Fifty Million 50,000,000 shall be common stock of $.001 par value, and Five Million (5,000,000) shall be preferred stock of $.001 par value. No shareholder shall have a preemptive right to acquire any shares or securities of any class whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the corporation.

     Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

     (b) Except as amended in subsection (a), Surviving Corporation's articles of incorporation will continue in full force until further amended as provided in the articles or as provided by law.

SURVIVING  CORPORATION'S  BYLAWS

     6.02. Surviving Corporation's bylaws, as existing on the Effective Date, will continue in full force until altered, amended, or repealed as provided in the bylaws or as provided by law.

                                    ARTICLE 7
                   SURVIVAL OF WARRANTIES AND INDEMNIFICATION

NATURE  AND  SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES

     7.01. All statements contained in any memorandum, certificate, letter, document, or other instrument delivered by or on behalf of Acquired Corporation, Surviving Corporation, or the shareholders of any party to the plan of merger will be deemed representations and warranties made by such parties, respectively, to each other under this Plan. The representations and warranties of the parties and the shareholders will survive for a period of three years following the Effective Date and will survive despite any inspections, examinations, or audits made on behalf of the parties and the shareholders.

INDEMNIFICATION

     7.02. On or before the Effective Date, Acquired Corporation will obtain from its shareholders an agreement to indemnify and hold harmless Surviving Corporation against all damages, as defined in this paragraph 7.02. Damages, as used in this paragraph, includes any claim, action, demand, loss, cost, expense, liability, penalty, and other damage, including but not limited to, counsel fees and other costs and expenses incurred in attempting to avoid damages or in enforcing this indemnity agreement, resulting to Surviving Corporation from:

     (a) Any inaccurate representation made by or on behalf of the Acquired Corporation or its shareholders in or under this Plan;

     (b) Breach of any of the warranties in or under this Plan made by or on behalf of Acquired Corporation or its shareholders;

     (c) Breach or default in the performance by Acquired Corporation of any applicable obligations specified in this Plan; or

     (d) Breach or default in the performance by Acquired Corporation's shareholders of any of the applicable obligations specified in the agreement delivered by them to Surviving Corporation under this Plan.

The shareholders will reimburse Surviving Corporation on a pro rata basis according to the number of shares owned by each for any payment made or loss suffered by Surviving Corporation at any time after the Effective Date, based on the judgment of any court of competent jurisdiction or under a bona fide compromise or settlement of claims, demands, or actions, regarding any damages described in this paragraph. Shareholders must discharge their obligations to Surviving Corporation by the payment of cash on demand. The shareholders will have the opportunity to defend any claim, action, or demand asserted against Surviving Corporation for which Surviving Corporation claims indemnity against the shareholders, provided that: (i) the defense is conducted by counsel reasonably approved by Surviving Corporation; (ii) the defense is expressly assumed in writing within ten (10) days after written notice of the claim, action, or demand is given to the shareholders; and (iii) Surviving Corporation's counsel may participate at all times and in all proceedings, formal and informal, relating to the defense, compromise, and settlement of the claim, action, or demand, at the expense of Surviving Corporation.

                                    ARTICLE 8
                                   ABANDONMENT

CIRCUMSTANCES  ALLOWING  TERMINATION  AND  ABANDONMENT

     8.01. This Plan may be terminated and the merger may be abandoned at any time before the Effective Date, even after the articles of merger have been filed with the Nevada secretary of state.

     (a) The board of directors of any party to the merger may abandon this Plan before the articles of merger are filed with the Nevada secretary of state.

     (b) To abandon this Plan after the articles of merger have been filed with the Nevada secretary of state, an officer or authorized representative must file a statement with the secretary of state executed on behalf of each party to the merger declaring that the Plan has been abandoned in accordance with the terms of this Plan and Section 92A.175 of the Nevada Revised Statutes. The statement must be filed before the effective date of the merger.

     (c) Regardless of whether the articles of merger have been filed with the Nevada secretary of state, this Plan may be abandoned under the following conditions:

          (i) The number of shareholders dissenting from the merger is so large that the merger is deemed inadvisable or undesirable in the opinion of the board of directors of either party to the merger.

          (ii) Any material litigation or proceeding has been instituted or threatened against another party to the merger or any of its assets, that renders the merger inadvisable or undesirable in the opinion of the board of directors of either party to the merger.

          (iii) Any legislation has been enacted that, in the opinion of the board of directors of either party to the merger, renders the merger inadvisable or undesirable.

          (iv) After the date of execution of this Plan there has been, in the opinion of the board of directors of either party to the merger, any materially adverse change in the business or condition, financial or otherwise, of another party to the merger.

     (d) At the election of Surviving Corporation's board of directors if, without the prior consent in writing of Surviving Corporation, Acquired Corporation has entered into any transaction other than those involved in the ordinary course of business.

NOTICE  OF  AND  LIABILITY  ON  TERMINATION  OF  PLAN

     8.02.  If  an  election  is made to abandon this Plan under paragraph 8.01:

     (a) An officer or authorized representative of the party whose board of directors has made the election must give immediate written notice of the election to the other party to the merger.

     (b) When notice has been properly effected as provided in subparagraph (a), and when an appropriate statement has been filed with the secretary of state as provided in section 8.01(b), this Plan will terminate and the proposed merger will be abandoned. Except for payment of its own costs and expenses incident to this Plan, there will be no liability on the part of either party to the merger as a result of the abandonment.

                                    ARTICLE 9
                         ENFORCEMENT AND INTERPRETATION

FURTHER  ASSURANCES  AND  ASSIGNMENTS

     9.01. Acquired Corporation agrees that when requested by Surviving Corporation or by its successors or assigns, Acquired Corporation will execute and deliver or cause to be executed and delivered all deeds and other instruments necessary to consummate the transaction that is the subject of this Plan. Acquired Corporation also agrees to take or cause to be taken any further actions, assignments, or assurances that are necessary to vest, perfect, and conform title of Surviving Corporation to all the property, rights, privileges, powers, and franchises referred to in Article 1 of this Plan, and otherwise necessary to carry out the intent and purposes of this Plan.

NOTICES

     9.02. Any notice or other communication required or permitted by this Plan, with the exception of the filing of a statement of abandonment under paragraph 8.01(b), will be deemed to be given when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, addressed:

     (a) In the case of Acquired Corporation, to: AGTSports, Inc., 7255 E. Quincy Avenue, Suite 550, Denver, CO 80237 or to any other person or address that Acquired Corporation may designate in writing on proper notice to Surviving Corporation.

     (b) In the case of Surviving Corporation, to: AGTSports, Inc., 7255 E. Quincy Avenue, Suite 550, Denver, CO 80237 or to any other person or address that Surviving Corporation may designate in writing on proper notice to Acquired Corporation.

ENTIRE  AGREEMENT  AND  COUNTERPARTS

     9.03. This instrument and any exhibits attached to and incorporated into the instrument contain the entire agreement between the parties with respect to the transaction contemplated by this Plan. It may be executed in any number of counterparts; however, all counterparts taken together will constitute one original.

CONTROLLING  LAW

     9.04. The validity, interpretation, and performance of this Plan is controlled by and construed under the laws of Nevada, the state in which this Plan is being executed.

IN WITNESS WHEREOF, (i) the Surviving Corporation has caused this Plan to be signed by the President of the Acquired Corporation and attested by the Secretary of the Acquired Corporation pursuant to authorization contained in a resolution adopted by the Directors of the Acquired Corporation approving this Plan and (ii) the Acquired Corporation has caused this Plan to be signed by the President of the Acquired Corporation and attested by the Secretary of the Acquired Corporation pursuant to authorization contained in a resolution adopted by the Directors of the Acquired Corporation approving this Plan.

                              AGTSPORTS,  INC.,  a  Nevada  corporation

ATTEST:                         By /s/ Cory J. Coppage
                                   ------------------------------------
                                   Cory  J.  Coppage,  President

                                By /s/ Cory J. Coppage
                                   ------------------------------------
                                   Cory  J.  Coppage,  Secretary


                              AGTSPORTS,  INC.,  a  Colorado  corporation

ATTEST:                         By /s/ Cory J. Coppage
                                   ------------------------------------
                                   Cory  J.  Coppage,  President

                                By /s/ Cory J. Coppage
                                   ------------------------------------
                                   Cory  J.  Coppage,  Secretary

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     The undersigned, Cory J. Coppage, as Secretary of AGTSports, Inc., a Nevada
corporation, hereby certifies that the foregoing Merger was duly approved by the affirmative vote of the Directors and Sole Shareholder.

     WITNESS  my  hand  this  29th  day  of  August,  2003.

                                By /s/ Cory J. Coppage
                                   ------------------------------------
                                   Cory  J.  Coppage,  Secretary

     The  undersigned,  Cory  J.  Coppage,  as  Secretary  of AGTSports, Inc., a
Colorado corporation, hereby certifies that the foregoing Merger was duly adopted by the unanimous consent of the directors and majority shareholders of AGTSports, Inc.

     WITNESS  my  hand  this  29th  day  of  August,  2003

                                By /s/ Cory J. Coppage
                                   ------------------------------------
                                   Cory  J.  Coppage,  Secretary

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